EXHIBIT L
                                                             Page 16 of 30 Pages

                             Dated 27 February 2002




                            ADMINISTRATION AGREEMENT

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                                                            Page 17 of 30 Pages


THIS AGREEMENT is made on 27 February 2002

Between:

(1) CTF Holdings Limited, a company incorporated in Gibraltar under number 58115 and whose registered office is at Suite 2, 4 Irish Place, Gibraltar ("CTF");

(2) Cotesmore Holdings Limited, a company incorporated in the Bahamas under number 46.8246 and whose registered office is at 1st Floor, Kings Court, Bay Street N-3944, Nassau, Bahamas ("Cotesmore");

(3) Laketown Services Limited, a company incorporated in the Isle of Man and whose registered office is at 8 Prospect Hill, Douglas, Isle of Man IM1 1EJ ("Laketown");

(4) Bardsley Investment Corp., a company incorporated in the British Virgin Islands and whose registered office is at Akara Building, 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands
       ("Bardsley" and, together with Cotesmore and Laketown, the "Continuing Shareholders"); and

(5) Alfa Finance Holdings S.A., a company incorporated in Luxembourg under number B70 119 and whose registered office is at 400, Route d'Esch, L-1471 Luxembourg ("AFH").



Whereas

(A) Pursuant to three transfer agreements each between CTF and one of the Continuing Shareholders, CTF has transferred certain shares in AFH to the Continuing Shareholders.

(B) Each of the Continuing Shareholders wishes to grant certain rights to CTF in relation to certain shares in AFH on the terms set out in this Agreement.



NOW IT IS AGREED as follows:

1      Definitions and interpretation

       1.1 In this Agreement (including the recitals) the following words and expressions have the following meanings: -

              "Articles of Association" means the articles of association of AFH to be adopted pursuant to Clause 5 and thereafter as amended from time to time in accordance with the New Shareholders Agreement;

              "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks in general are open for business in London, New York and Luxembourg;

              "Bardsley Administered Shares" means the 105,345 ordinary shares of AFH transferred by CTF to Bardsley pursuant to a transfer agreement dated 21 November 2001;

              "Consortium" has the meaning ascribed to it in the "Alfa Group Consortium Statute" (polozheniye);

              "Cotesmore Administered Shares" means the 155,245 ordinary shares of AFH transferred by CTF to Cotesmore pursuant to a transfer agreement dated 21 November 2001;

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                                                            Page 18 of 30 Pages

              "Effective Date" means the date upon which the Articles of Association are adopted;

              "Group" means AFH and its subsidiary undertakings (if any) and "Group Company" means any one of them;

              "Laketown Administered Shares" means the 83,169 ordinary shares of AFH transferred by CTF to Laketown pursuant to a transfer agreement dated 30 November 2001;

              "New Shareholders Agreement" means the shareholders agreement dated 13 July 2001 relating to AFH which will come into force on the Effective Date and thereafter such agreement as amended from time to time;

              "Reserved Matters" means the matters included in Schedule 1 hereto and "Reserved Matter" means any one of them;

              "Shareholders" means the shareholders of AFH from time to time who are party to the New Shareholders Agreement; and

              "Shares" means the Bardsley Shares, the Cotesmore Shares and/or the Laketown Shares, as the context requires.

2      Voting

       2.1 Within 20 Business Days following the date of this Agreement, each Continuing Shareholder shall execute a power of attorney, in favour of CTF, in respect of certain voting rights of its Shares, in the form set out in Schedule 2 hereto (each a "Power of Attorney" and together the "Powers of Attorney").

       2.2 Subject to the provisions of the Powers of Attorney, CTF may take any action or make any omission in relation to the Shares save that CTF shall obtain the written consent of the relevant Continuing Shareholder prior to taking any action or making any omission (whether by proposing or including in any agenda or passing or making a resolution, order or other decision of or by the general meeting of shareholders, the Board of Directors or other management body or officer of AFH or otherwise) in respect of any Reserved Matter. If CTF does not obtain such prior written consent, the relevant Continuing Shareholder may at any time and in its absolute discretion by notice in writing (a) terminate this Agreement and retain ownership of its Shares for its own benefit and/or (b) revoke its Power of Attorney.

3      Administration

       3.1 In consideration of the granting of the Power of Attorney, CTF undertakes to provide to each of the Continuing Shareholders the administration, management and other services (the "Administration Services") set out in Schedule 3 hereto.

       3.2 To enable CTF to provide the Administration Services, each of the Continuing Shareholders and AFH shall provide CTF with the information set out in Schedule 4 hereto.

4      Notices

              Notices, demands or other communications required or permitted to be given or made under or in connection with this Agreement or with any arbitration or intended arbitration under this Agreement shall be in writing and delivered personally or sent by legible telefax addressed to the intended recipient at its address or telefax number as is set out or referred to below or to such other

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                                                            Page 19 of 30 Pages

              address or telefax number as any party may from time to time duly notify to the others.

                                                                  Fax No.
      Name                               Address
                                                            For the Attention of
 CTF Holdings Limited                Suite 2                  350-41-988
                                     4 Irish Place
                                     Gibraltar                 For attention of:
                                                               Mr F. Wolf
 Cotesmore Holdings Limited          1st Floor                 7-095-258-5060
                                     Kings Court
                                     Bay Street N-3944         For attention of:
                                     Nassau                    P. Ivlev
                                     Bahamas

 Laketown Services Limited           8 Prospect Hill           7-095-290-0955
                                     Douglas
                                     Isle of Man               For attention of:
                                     IM1 1EJ                   Mr Shelukhin
                                     British Isles

 Bardsley Investment Corp            Akara Building            7-095-290-0955
                                     24 De Castro Street
                                     Wickhams Cay 1            For attention of:
                                     Road Town                 Mr Christian B
                                     Tortola                   Rosenow
                                     British Virgin Islands

Alfa Finance Holdings S.A.          Suite 1                    350-52065
                                    4 Irish Place
                                    Gibraltar                  For attention of:
                                                               Mr. Pavel
                                                               Nazaryan


       To be effective, any such notice or other communication must, if delivered, be delivered by hand or by a courier service during normal business hours on a Business Day and, if sent, must be sent by means of a fax machine which produces a paper record of transmission. Such notice or other communication shall be deemed to be received, in the case of delivery by hand or courier service, on the same Business Day as the notice or other communication is delivered, and in the case of sending by fax, on the same Business Day the fax is transmitted. If, however, a fax is transmitted after normal business hours in the place where the recipient is located, the fax shall be deemed to have been received on the next Business Day.

5      Time of the Essence

       Time shall be of the essence as regards the provisions of this Agreement, both as regards the times and periods mentioned herein and as regards any times or periods which may, by agreement between the parties, be substituted for them.

6      Governing law and Disputes

       6.1    Governing law

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                                                            Page 20 of 30 Pages

       This Agreement shall be governed by, and construed in accordance with, English law.

       6.2    Disputes

       The parties agree that all disputes arising out of or in connection with this Agreement should be referred to and finally resolved by arbitration in London. A single arbitrator shall be appointed under the Rules of the London Court of Arbitration which are deemed to be incorporated by reference into this Clause 6.2. The arbitration shall be conducted in the English language and the Parties agree to use all reasonable endeavours to ensure that any arbitration shall be expeditiously determined.

7      Duration and termination

       7.1    Duration

       Subject to Clause 2.2 and to the other provisions of this Agreement, this Agreement shall continue in full force and effect without limit in point of time until the earlier of:

       7.1.1 the Continuing Shareholders agree in writing to terminate this Agreement; and

       7.1.2 an effective resolution is passed or a binding order is made for the winding-up of AFH and/or CTF;

       provided that this Agreement shall cease to have effect as regards any Continuing Shareholder who ceases to hold any Shares save for any of its provisions which are expressed to continue in force after termination.

7.2    Termination

       Termination of this Agreement shall be without prejudice to any liability or obligation in respect of any matters, undertakings or conditions which shall not have been observed or performed by any of AFH, CTF and/or the Continuing Shareholders prior to such termination.

8      Further assurance

       The parties shall take all such actions and execute all such documents as are necessary to give full effect to this Agreement and the rights conferred upon the parties hereunder.

9      Assignment

       This Agreement shall be binding on and endure to the benefit of the parties, their successors and permitted assigns. The parties may only assign their rights under this Agreement in the following circumstances. A person who is party to both this Agreement and the Shareholders
       Agreement (and, on and after the Effective Date, the New Shareholders Agreement) may only assign its rights under the one, if at the same time it assigns its rights to the same person under the other. The Optionholders may only assign their rights under the Option Deeds if at the same time they assign their relevant rights under this Agreement to the same person.

10     Amendment

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                                                            Page 21 of 30 Pages

       Save as otherwise expressly provided, no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing specifically referring to this Agreement and duly signed by the parties hereto.

11     Contracts (Right of Third Parties) Act 1999

       This Agreement does not create any right under the Contracts (Rights of Third Parties) Act 1999 which is enforceable by any person who is not a party to it.

12     Warranties and representations

       The parties warrant and represent that:

(i) they have the corporate power and authority to enter into this Agreement and perform all actions required under this Agreement and the agreements to be entered into or amended pursuant to this Agreement;

(ii) they have obtained all necessary consents, authorisations and licences required in order to perform this Agreement in accordance with its terms; and

(iii) this Agreement when executed will constitute a binding obligation of the party enforceable in accordance with its terms.

13     Counterparts

       This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and such
       counterparts   together  shall   constitute  and  be  one  and  the  same
       instrument.

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                                                            Page 22 of 30 Pages

This Agreement has been executed as a deed on the date first stated above:




by CTF HOLDINGS LIMITED

/s/ Franz Wolf
---------------------------------
(signature of duly authorised representative)


Franz Wolf
---------------------------------
(print name)




by COTESMORE HOLDINGS LIMITED

/s/ Sean Hogan
---------------------------------
(signature of duly authorised representative)


Sean Hogan
---------------------------------
(print name)




by LAKETOWN SERVICES LIMITED

/s/ Gillian Norah Caine
---------------------------------
(signature of duly authorised representative)


Gillian Norah Caine
--------------------------------
(print name)




by BARDSLEY INVESTMENT CORP.

/s/ Christian B. Rosenow
--------------------------------
(signature of duly authorised representative)


Christian B. Rosenow
--------------------------------
(print name)


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                                                            Page 23 of 30 Pages

by ALFA FINANCE HOLDINGS S.A.

/s/ Michael Fridman
-------------------------------
(signature of duly authorised representative)


Michael Fridman
-------------------------------
(print name)


For the purposes of Article 1 of the Protocol annexed to the Convention on Jurisdiction and the Enforcement of Judgements in Civil and Commercial Matters signed at Brussels on 27 September 1968, we hereby expressly, unconditionally and specifically, without any restriction, accept the assignment of jurisdiction of competence resulting from Clause 6.2 of this Agreement.

Alfa Finance Holdings S.A.

For special acceptance:

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                                                             Page 24 of 30 Pages

                                   Schedule 1
                                Reserved Matters

The Reserved Matters are:

1 any allotment or issue of any shares in the capital of AFH or any other Group Company or the issue of any financial instrument conferring a right to acquire, whether by conversion, exchange or otherwise, shares or a similar interest in the capital of AFH or any other Group Company, where the Shareholders in the case of an allotment or issue by AFH or the shareholders in the relevant Group Company in the case of an allotment or issue by another Group Company do not have a pre-emptive right to acquire the shares or financial instruments pro rata to their existing shareholdings;

2      any change to the Memorandum or Articles of AFH;

3 the sale or disposition of an asset or of any interest in an asset by a Group Company, other than by and to a wholly-owned subsidiary of AFH, where the fair market value of the asset or interest therein or the consideration paid is more than US$300,000,000 (this materiality threshold being referred to as the "Major Transaction Limit");

4 the acquisition of an asset or of any interest in an asset by a Group Company, other than from and by a wholly-owned subsidiary of AFH, where the fair market value of the asset or interest therein or consideration paid exceeds the Major Transaction Limit;

5 the assumption of a liability, whether present, future, actual or contingent, by any Group Company which exceeds or may exceed the Major Transaction Limit;

6 the reorganisation, consolidation or amalgamation of a Group Company with any company other than a wholly owned subsidiary of the Company where that Group Company has a net asset value in excess of the Major Transaction Limit;

7 an amendment to the Major Transaction Threshold or the Minor Transaction Threshold, as such terms are defined in the New Shareholders Agreement;

8 the reduction of AFH's capital and any redemption, purchase or other acquisition by AFH of any shares or other securities of AFH and, in the case of any other Group Company which is not a wholly owned subsidiary, any reduction of its capital and any redemption, purchase or other acquisition by the Group Company of any shares or other securities of the Group Company other than on a pro rata basis from all shareholders;

9 the payment of any dividend or the making of any other distribution to shareholders by a Group Company; and

10 a 75% Vote to determine that a Shareholder must sell his shares in AFH pursuant to an offer to be made by AFH or another Group Company to acquire such shares after obtaining all necessary approvals in the event that a Relevant Individual (as such term is defined in the New Shareholders Agreement) does not satisfy the test of significant contribution set out in Clause 5 of the New Shareholders Agreement. For this purpose a 75% Vote is a determination reached by Shareholders who hold 75% or more of the votes eligible to be cast at a general meeting by the Shareholders other than the Shareholder to which the determination relates.

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                                                             Page 25 of 30 Pages

For the purpose of determining whether the Major Transaction Threshold has been exceeded, a transaction which forms part of a series of related transactions shall be aggregated with the related transactions.

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                                                            Page 26 of 30 Pages

                                   Schedule 2
                            Form of Power of Attorney

                                Power of Attorney

THE REGISTRAR OF THE COMPANY SHOULD NOTE THE RESTRICTIONS TO WHICH THIS POWER OF ATTORNEY IS SUBJECT. THESE RESTRICTIONS ARE SET OUT IN CLAUSE 2 OF THIS POWER OF ATTORNEY AND IN THE SCHEDULE HERETO. BEFORE REGISTERING THE VOTE OF ANY PURPORTED ATTORNEY IN RESPECT OF ANY MATTER SET OUT IN THE SCHEDULE HERETO, THE REGISTRAR SHALL REQUIRE TO SEE PRIOR WRITTEN CONSENT AND THE WRITTEN DIRECTIONS
             OF THE SHAREHOLDER IN ACCORDANCE WITH CLAUSE 2 BELOW.

This Power of Attorney is made this [o] day of [month] [year] by [CONTINUING SHAREHOLDER] (the "Shareholder") of [o], being a shareholder in Alfa Finance Holdings S.A., a company incorporated in Luxembourg and whose registered office is at [o], Luxembourg (the "Company").

1 Subject to Clause 2 below, and in relation only to [o] shares in the Company registered in the name of the Shareholder or in respect of which the Shareholder is otherwise able to procure such action, the Shareholder hereby appoints CTF Holdings Limited, a company incorporated in Gibraltar and whose registered office is at Suite 2, 4 Irish Place, Gibraltar (the "Attorney") to be its true and lawful attorney with full power and authority in its name and on his behalf to vote on behalf of the Shareholder on any resolution at any shareholders meeting of the Company.

2 The Attorney shall not vote in respect of any of the matters set out in the Schedule to this Power of Attorney, without the prior written consent of the Continuing Shareholder and, in respect of such matter, on condition that it has received such written consent, shall vote only in accordance with the written directions of the Shareholder.

3 The Shareholder hereby declares that the said appointment herein contained shall, subject to compliance with Clause 2 above, be irrevocable for a period of 12 months from the date hereof, whereupon this power of attorney shall terminate.

4 Nothing in this Power of Attorney shall give, or be construed as giving, the Attorney any right whatsoever to sell, dispose of or alienate in any manner whatsoever, the shares in the Company registered in the name of the Shareholder or in respect of which the Shareholder is otherwise able to procure such action.

5 This Power of Attorney is governed by, and shall be construed in accordance with, English law.

       In witness whereof this Power of Attorney has been executed as a Deed on the date first stated above.

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                                                            Page 27 of 30 Pages

EXECUTED by [CONTINUING SHAREHOLDER]
by [Authorised Signatory]:


Authorised signatory



EXECUTED by CTF HOLDINGS LIMITED by
[Authorised Signatory]:
in the presence of:


Witness's signature

Name
Address


Occupation






                                    Schedule
                  [INSERT COPY OF SCHEDULE 1 TO THIS AGREEMENT]

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                                                             Page 28 of 30 Pages

                                   Schedule 3


                             Administration Services



Services to be provided by CTF pursuant to Clause 3.1 shall include:

1 representing the Continuing Shareholders where appropriate, to third parties;

2 co-ordination and development of internal audit functions for the Continuing Shareholders and the Group;

3 advice and recommendations regarding the appointment and activities of AFH's auditors;

4 the following responsibilities, in accordance with the Consortium's "corporate statute" (polozheniye):

       4.1    Audit, Control and Administrative Matters

              4.1.1  review and approval of quarterly Group IAS accounts;

              4.1.2 liaison with external independent auditors (negotiation of Group audit fees);

              4.1.3 determination of the format and terms of preparation of the Group Reporting Package of the Group for the Consortium's consolidated IAS accounts;

              4.1.4  setting the Group's accounting policies;

              4.1.5 evaluation, monitoring and recommending improvements to internal controls within the Group;

              4.1.6 participation as an observing member of the Sub-holding executive (top management) board;

              4.1.7 control over the development of an efficient Consortium and Sub-holding ownership structure;

              4.1.8  developing western-style audit committees; and

              4.1.9  developing   an  internal   audit   function   within  each
                     Sub-holding;

       4.2    Direct Assistance to the Group in relation to:

              4.2.1  structuring   difficult   or   complex   transactions   and
                     considering the financial reporting and reputational impact on Sub-holdings and the Consortium;

              4.2.2 development and presentation of key operating metrics on the Group to the Continuing Shareholders;

              4.2.3 assisting the Sub-holdings to recruit qualified finance and accounting personnel;

              4.2.4 training the Group in IAS and other pertinent areas such as proper budgeting techniques;

              4.2.5 performing special projects (as requested or agreed with the Continuing Shareholders); and

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                                                             Page 29 of 30 Pages

              4.2.6  developing management information systems strategy;

       4.3    Corporate Governance

              4.3.1  assisting   Group   Companies  in  creation  of  their  own
                     statutes, in accordance with the Consortium's "corporate statute" (polozheniye);

              4.3.2 recruiting qualified independent directors for the Board of Directors and Supervisory Board;

              4.3.3  adoption of a formal code of ethics;

              4.3.4  developing other corporate governance initiatives;

              4.3.5  assisting in determining  the Consortium  dividend  policy;
                     and

              4.3.6  adopting ISO9000 standards;

       4.4    Business Strategy and Investment Decision Making Support

              4.4.1 evaluation of contemplated Group transactions including guiding Group due diligence and establishing a common set of evaluation and measurement criteria; and

              4.4.2 critical evaluation of existing Group performance and strategy.

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                                                             Page 30 of 30 Pages

                                   Schedule 4


                          Information to be provided to
                                 CTF pursuant to
                          Clause 3.2 of this Agreement



1 All materials provided by AFH to its Shareholders, including, but without limitation:

       1.1    documents   proving  the  existing   shareholder   structure   and
              information in advance of envisaged changes in the shareholder structure of the Group Companies;

       1.2 the minutes of shareholder meetings and of the management bodies of any Group Company;

       1.3 quarterly financial information for the Group in a format defined by CTF;

       1.4 information required for the preparation of the consolidated financial statements of the Group in a format specified by CTF; and

       1.5    draft of the annual budget and of the business plan of the Group.

2 Any other documentation and information which CTF may require to inform its shareholders generally or to give recommendations on the business of any company in the Group.